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                                                                    EXHIBIT 99.1


                        [FRB|WEBER SHANDWICK LETTERHEAD]



AT THE COMPANY                      AT FRB|WEBER SHANDWICK
Frederick Dwyer                     Marilyn Meek - General Info (212) 445-8451
Vice President                      Peter Selzberg  (212) 445-8457
(713) 877-8006                      Judith Sylk-Siegel - Media (212) 445-8431

FOR IMMEDIATE RELEASE:
July 8, 2002


       KCS ENERGY, INC. NAMES ERNST & YOUNG INDEPENDENT AUDITORS FOR 2002


HOUSTON, TX, July 8, 2002 -- KCS Energy, Inc. (NYSE: KCS) today announced it has selected Ernst & Young LLP as its independent public accountants, replacing Arthur Andersen. The appointment, effective immediately, is for the fiscal year ending December 31, 2002.

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company's web site at http://www.kcsenergy.com


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